N-CSR Item 12(b) - Exhibits: Certifications

                          SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Total Return Series, Inc. on behalf of Federated Mortgage Fund, Federated Ultrashort Bond Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  November 24, 2004

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated:  November 24, 2004

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.